Release News Release News Release News Release News

American Express Company 200 Vesey Street World Financial Center New York, NY 10285
Contact:	Robert Glick (212) 640-1041 robert.a.glick@aexp.com

David Kanihan (612) 678-4925 david.e.kanihan@aexp.com

FOR IMMEDIATE RELEASE

     AMERICAN EXPRESS BOARD OF DIRECTORS APPROVES
SPIN-OFF OF FINANCIAL ADVISORS BUSINESS TO SHAREHOLDERS

Ameriprise Financial, Inc. to Become Independent, Publicly-Traded Company

     NEW YORK, August 24, 2005 -- American Express Company (NYSE: AXP) announced today that its Board of Directors approved the spin-off of its financial advisors business through the distribution of 100% of the shares of its subsidiary, Ameriprise Financial, Inc. (formerly, American Express Financial Corporation). The distribution will be made on September 30, 2005 to American Express shareholders of record as of the close of business on September 19, 2005. American Express will distribute one share of Ameriprise common stock for every five shares of American Express common stock outstanding as of the record date. Fractional shares of Ameriprise common stock will not be distributed, and any American Express shareholder entitled to receive a fractional share will instead receive a cash payment.

     Following the distribution, American Express will not own any shares of Ameriprise, and Ameriprise will be an independent, publicly-traded company. Ameriprise’s common stock has been authorized for listing on the New York Stock Exchange, Inc. (NYSE) and is expected to trade under the symbol “AMP.”

     No action is required by American Express shareholders to receive their Ameriprise common stock, and American Express shareholders will not be required to surrender any American Express shares or pay anything, other than any taxes due on cash received in lieu of fractional share interests. Registered holders of American Express common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of Ameriprise common stock. Holders of American Express common stock who hold their shares through a broker, bank or other nominee will have their brokerage account credited with the Ameriprise common stock.

- more -

     Because of the nature of the transaction, any holder of American Express common stock who sells shares on or shortly before September 19, 2005 (the record date for the distribution) and until September 30, 2005 (the distribution date) may also be selling their entitlement to receive shares of Ameriprise common stock in the spin-off. Shareholders of American Express common stock are encouraged to consult with their financial advisors regarding the specific implications of selling American Express common stock on or prior to the distribution date.

     American Express has received a ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, the distribution will be tax-free to American Express and to its U.S. shareholders, except in respect of cash received in lieu of fractional share interests. In addition, the distribution is conditioned upon the receipt by American Express of a favorable opinion of counsel confirming the spin-off’s tax free status.

     On or about September 19, 2005, American Express will mail an information statement to all shareholders of American Express common stock as of the record date. The information statement will include information regarding the procedures by which the distribution will be effected, the business and management of Ameriprise, the risks of holding Ameriprise common stock and other details of the transaction. The information statement is included as an exhibit to the registration statement on Form 10, as amended, filed by Ameriprise with the Securities and Exchange Commission (SEC) in connection with the transaction and is available at the Commission's website at http://www.sec.gov. The Form 10 was declared effective by the SEC on August 23, 2005.

     American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

# # #

This release includes forward-looking statements, which are subject to risks and uncertainties. The words “expect,” “intend,” “will” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, (i) the underlying assumptions and expectations related to the spin-off of Ameriprise proving to be inaccurate or unrealized, including, among other things, the likelihood of and expected timing for completion of the spin-off, the expected date the shares of American Express and Ameriprise will trade as separate issues, the timing and development of a “when issued” trading market for Ameriprise common stock and the timing of the mailing of the information statement to American Express shareholders, and (ii) the timing of the New York Stock Exchange’s approval for listing of the Ameriprise common stock. Additional factors related to these and other expectations are detailed in the registration statement on Form 10, as amended, filed by Ameriprise with the Securities and Exchange Commission.